Exhibit 99.1

NEWS RELEASE

For Further Information:

David Caouette 425-580-8278 david.caouette@attws.com	Mike DiGioia 425-580-5851 mike.digioia@attws.com

AT&T Wireless Reports Strong First Quarter
Net Income of $0.05 Per Share

EBITDA Increases 35.4 Percent to Record $1.1 Billion
EBITDA Margin Rises to 29.7 Percent
Services Revenue Grows 11.5 Percent
Churn Falls to 2.3 Percent

Announces Roaming Agreement with T-Mobile Expanding GSM/GPRS Coverage in Key
Markets and Along Highways

For Immediate Release: Wednesday, April 23, 2003

     Redmond, WA – AT&T Wireless (NYSE: AWE) today reported strong first quarter financial results with an increase in services revenue of 11.5 percent to $3.743 billion compared to $3.355 billion in the first quarter of 2002.

     Earnings per share (EPS) was $0.05 for the quarter compared with ($0.07) in the year-ago quarter.

     The prior year EPS includes the impact from the cumulative effect of a change in accounting principle (SFAS No. 142) due to transitional impairment losses recorded by the company’s unconsolidated subsidiaries. Excluding this impact, prior year EPS would have been ($0.01). The strong first quarter EPS performance was attributed primarily to higher operating income and an increase in net equity earnings from investments in unconsolidated subsidiaries, partially offset by an increase in interest expense.

     First quarter consolidated EBITDA (defined as operating income excluding depreciation and amortization) was a single quarter record at $1.110 billion, an increase of 35.4 percent over the same period last year. (See Attachment A)

     “The first quarter’s results are an excellent start on our three-part program to grow genuine value at AT&T Wireless,” said John D. Zeglis, AT&T Wireless Chairman and CEO. “First, we took a big step toward delivering our first-ever year of positive operating free cash flow in 2003. Second, we’re on our way to taking our fair share of the industry’s profitable revenue growth, with an 11.5 percent increase over last year. And, third, we delivered our best-ever quarterly EBITDA and EBITDA margin.

     “An intense, company-wide focus on satisfying customers drove our consolidated customer churn to its lowest level in almost 4 years, and was a key factor in our record-breaking financial results,” said Zeglis. “Our investments in retaining existing customers are delivering high returns.

     “We continued to grow our GSM/GPRS network and practically doubled the number of customers on our new network. We’re expanding the territory in which these customers can enjoy the benefits of next-generation wireless service in the U.S. and beyond. We’ve signed innovative roaming agreements with companies such as T-Mobile and Cingular, setting the stage to continue to reduce our costs and speed the technology deployment.”

     Consolidated EBITDA margin also set a single quarter record, reaching 29.7 percent, an increase of 530 basis points over the same period last year. And the company remains focused on further improving its margins to industry leading levels. (See Attachment B)

     Operating free cash flow, as calculated in Attachment C, totaled $529 million.

     Despite competitive pricing pressure and the migration of customers to more optimal rate plans, average revenue per user (ARPU) was $58.70 for the first quarter, nearly even with the year-ago quarter.

     The company said its customer retention efforts and continued focus on high-quality subscribers paid off during the first quarter, lowering churn to 2.3 percent, the lowest level in nearly four years. At 2.3 percent, churn improved 30 basis points over the year-ago quarter and 10 basis points from fourth quarter of last year.

     Services revenue for the first quarter was $3.743 billion, an increase of 11.5 percent over the year ago quarter. The increase includes revenue associated with TeleCorp, subsequent to its acquisition on February 15, 2002. Growth in services revenue was primarily driven by growth in the customer base and maintaining a flat ARPU.

     Total revenue for the first quarter was $3.948 billion, an increase of 9.3 percent over the first quarter of 2002.

     Net customer additions of 283,000 brought the company’s total consolidated customer base at the end of the quarter to 21.142 million, an increase of 8.2 percent over the year-ago quarter.

     Minutes of use per subscriber remains strong at 508 in the first quarter, an increase of 18.1 percent from the first quarter of 2002.

     Capital expenditures, including internal use software, decreased to $428 million in the first quarter, a decline of 35.3 percent from the year ago quarter. The majority of the capital spending was for capacity expansion of the existing GSM/GPRS network with a smaller portion being spent on GSM/GPRS overlay in the former TeleCorp markets.

Roaming Agreements Expand GSM/GPRS Service Footprint

     Today (see separate releases) AT&T Wireless also announced a pair of new GSM/GPRS roaming agreements — one a large-scale roaming and network sharing agreement with T-Mobile, the second a regional roaming agreement with Cincinnati Bell. The T-Mobile agreement expands AT&T Wireless’ GSM/GPRS service area in territory covering 12 million people and 3,000 highway miles. The Cincinnati Bell agreement will provide additional GSM/GPRS roaming capability for AT&T Wireless customers in Cincinnati and Dayton as Cincinnati Bell brings its network on line towards the end of 2003.

     These agreements are the latest in a series of GSM/GPRS roaming agreements AT&T Wireless has signed over the last several months. The agreements are designed to cost-efficiently augment the aggressive build-out of the company’s next-generation network with the goal of providing its customers the benefit of advanced services when they travel in the United States. All told, these roaming agreements will expand the company’s GSM/GPRS year-end service footprint by 35 million POPs, to about 250 million.

     On the international front, AT&T Wireless said it has created one of the single largest service territories of any wireless company in the world, having reached roaming agreements with 256 wireless service providers in nearly 100 countries. In fact, AT&T Wireless can now equip its customers with a single phone that lets them launch calls from more countries in the world than with any other U.S. carrier.

2003 Outlook

     AT&T Wireless also said that it remains comfortable with its previously stated 2003 outlook for growth in its services revenue and EBITDA. The company said it expects to report services revenue growth in the range of 5-to-7 percent for full-year 2003. The EBITDA growth percentage is expected to be in the low double-digits, and total 2003 capital expenditures, including internal use software, are expected to be around $3 billion. In line with 2003 industry growth, the company said it expects to maintain its fair share of profitable customer growth in the wireless market.

     The company also said that it will likely achieve positive operating free cash flow for 2003. AT&T Wireless calculates free cash flow by subtracting “capital expenditures and other additions” and any dividend payments from “net cash provided by operating activities of continuing operations” found on the consolidated statement of cash flows. Operating free cash flow excludes certain unusual items. (see Attachment C)

About AT&T Wireless

     AT&T Wireless (NYSE: AWE) is the second-largest wireless carrier, based on revenues, in the United States. With 21.1 million subscribers as of March 31, 2003, and revenues of nearly $16.0 billion over the past 12 months, AT&T Wireless delivers advanced high-quality mobile wireless communications services, voice and data, to businesses and consumers, in the U.S. and internationally. For more information, please visit us at www.attwireless.com.

     This press release contains “forward-looking statements’’ which are based on management’s beliefs as well as on a number of assumptions concerning future events made by management with information that is currently available to management. Forward-looking statements include, without limitation, management’s expectations regarding: our future financial and operating performance and financial condition, including the company’s outlook for the fiscal year 2003 and subsequent periods; subscriber growth; industry conditions; the strength of our balance sheet; our liquidity and needs for additional financing; and our ability to generate positive operating free cash flow.

     Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T Wireless’ control, that could cause actual results to differ materially from such statements. Without limitation these factors include: the risks associated with the implementation of our technology migration strategy, our ability to continue to reduce costs and increase the efficiency of our distribution channels, the potential competitive impacts of industry consolidation or alternative technologies, potential impacts on revenue and ARPU from competitive pricing and slowing penetration in the wireless industry, the effects of vigorous competition in the markets in which we operate, the risk of decreased consumer spending due to softening economic conditions, acts of terrorism, and consumer response to new service offerings.

     For a more detailed description of the factors that could cause such a difference, please see AT&T Wireless’ filings with the Securities and Exchange Commission, including the information under the heading “Additional Factors That May Affect Our Business, Future Operating Results and Financial Condition” and “Forward Looking Statements” in its annual report of Form 10-K filed on March 25, 2003.

     NOTE TO FINANCIAL MEDIA:

     AT&T Wireless executives will discuss the company’s performance during a conference call today with financial analysts beginning at 2 p.m. PDT/5 p.m. EDT. Reporters are invited to listen to the call. To access the call, U.S. callers should dial 1-(888) 428-4480. International callers should dial (612) 288-0318. Beginning at 5:30 p.m. PDT/8:30 p.m. EDT today, a replay of the presentation will be available until midnight on Saturday, April 26. To access the replay, U.S. and International callers should dial 320-365-3844. The access code for U.S. and International is 680767.

     The conference call will also be webcast on the AT&T Wireless Investor Relations website at www.attws.com/wirelessir.

Attachments to First Quarter 2003 Earnings Press Release

Attachment A

EBITDA is defined as operating income excluding depreciation and amortization. EBITDA margin is defined as EBITDA as a percentage of our services revenue. We believe EBITDA and EBITDA margin to be relevant and useful information as these are important measurements used by our management to measure the operating profits or losses of our business. EBITDA is one of several metrics used by our management to measure the cash generated from our operations, excluding the operating cash requirements of our interest and income taxes. In addition, our $2.5 billion credit facility (under which currently no amounts are outstanding) requires us to maintain certain financial ratios, including a specified net-debt-to-EBITDA ratio. Finally, EBITDA is one of many factors used by the credit rating agencies to determine our credit ratings. EBITDA and EBITDA margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. EBITDA and EBITDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies.

     The following table provides a reconciliation of EBITDA to operating income:

($ in millions)	For the three months ended
(Unaudited)	March 31,	March 31,	December 31,
	2003	2002	2002

EBITDA	$1,110	$820	$913
Less: Depreciation and amortization	(735)	(642)	(722)

Operating income	$375	$178	$191

Attachment B

EBITDA margin is defined as EBITDA as a percentage of services revenue.

The following table provides a reconciliation of EBITDA margin to operating income as a percentage of services revenue:

(Unaudited)	For the three months ended
	March 31,	March 31,	December 31,
	2003	2002	2002

EBITDA margin	29.7%	24.4%	24.4%
Less: Depreciation and amortization as a % of services revenue	(19.7)%	(19.1)%	(19.3)%

Operating income as a % of services revenue	10.0%	5.3%	5.1%

Attachment C

Free cash flow is defined as net cash provided by operating activities of continuing operations, less capital expenditures and other additions.

The following table provides a reconciliation of free cash flow and operating free cash flow to our statement of cash flows:

(Unaudited) ($ in millions)	For the three months ended

March 31, 2003

Net cash provided by operating activities of continuing operations	$1,275
Less: Capital expenditures and other additions	(501)

Free cash flow	774

Less: Proceeds received from termination of interest rate swap agreements	(245)

Operating free cash flow*	$529

*	Excludes certain unusual items

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
In millions, except per share amounts – Unaudited

	For the three months ended
	March 31,
	2003	2002	Change

REVENUE
Services	$3,743	$3,355	11.5%
Equipment	205	256	(20.0%)
Total revenue	3,948	3,611	9.3%
OPERATING EXPENSES
Costs of services	1,114	1,048	6.3%
Costs of equipment sales	469	553	(15.2%)
Selling, general and administrative	1,255	1,190	5.4%
Depreciation and amortization	735	642	14.4%
Total operating expenses	3,573	3,433	4.0%
OPERATING INCOME	375	178	111.0%
Other expense	30	31	(1.1%)
Interest expense	184	115	59.8%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NET EQUITY EARNINGS (LOSSES) FROM INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES	161	32	406.4%
Provision for income taxes	46	12	292.2%
Net equity earnings (losses) from investments in unconsolidated subsidiaries, net of tax	27	(42)	164.5%
INCOME (LOSS) FROM CONTINUING OPERATIONS	142	(22)	731.8%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	12	(100.0%)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	142	(10)	n/m
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	(166)	100.0%
NET INCOME (LOSS)	142	(176)	180.5%
Accretion of mandatorily redeemable preferred stock	7	2	148.0%
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$135	$(178)	175.7%
INCOME (LOSS) PER BASIC AND DILUTED SHARE:
Income (loss) from continuing operations available to common shareholders	$0.05	$(0.01)
Income from discontinued operations	$—	$—
Cumulative effect of change in accounting principle	$—	$(0.06)
Net income (loss) available to common shareholders	$0.05	$(0.07)
WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic	2,711	2,618
Diluted	2,712	2,618

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
In millions, except per share amounts — Unaudited

	March 31,	December 31,
	2003	2002	Change

ASSETS
Cash and cash equivalents	$3,563	$2,353	51.4%
Accounts receivable, less allowances of $238 and $240	2,020	2,215	(8.8%)
Inventories	247	325	(24.0%)
Income tax receivable	—	56	(100%)
Prepaid expenses and other current assets	396	332	19.2%
TOTAL CURRENT ASSETS	6,226	5,281	17.9%
Property, plant and equipment, net of accumulated depreciation and amortization of $8,490 and $7,810	15,979	16,263	(1.7%)
Licensing costs	13,947	13,959	(0.1%)
Investments in and advances to unconsolidated subsidiaries	2,270	2,225	2.0%
Goodwill	7,199	7,199	—
Other assets, net of accumulated amortization of $282 and $251	606	879	(31.1%)
TOTAL ASSETS	$46,227	$45,806	0.9%
LIABILITIES
Accounts payable	$612	$780	(21.5%)
Payroll and benefit-related liabilities	332	465	(28.7%)
Other current liabilities	1,822	1,848	(1.4%)
TOTAL CURRENT LIABILITIES	2,766	3,093	(10.6%)
Long-term debt	11,077	11,057	0.2%
Deferred income taxes	3,901	3,788	3.0%
Other long-term liabilities	321	308	4.4%
TOTAL LIABILITIES	18,065	18,246	(1.0%)
MINORITY INTEREST	45	48	(6.9%)
MANDATORILY REDEEMABLE PREFERRED STOCK (.233 shares issued and outstanding)	158	151	4.3%
MANDATORILY REDEEMABLE COMMON STOCK ($0.01 par value, 406 shares issued and outstanding)	7,664	7,664	—
SHAREHOLDERS’ EQUITY
Common stock ($0.01 par value, 2,305 and 2,303 shares issued and outstanding)	23	23	0.1%
Additional paid-in capital	23,670	23,667	—
Receivable from former parent, AT&T	(25)	(461)	(94.6%)
Accumulated deficit	(3,332)	(3,474)	(4.1%)
Accumulated other comprehensive loss	(41)	(58)	(29.4%)
TOTAL SHAREHOLDERS’ EQUITY	20,295	19,697	3.0%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,227	$45,806	0.9%

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flows
In millions — Unaudited

	For the three months ended
	March 31,
	2003	2002

OPERATING ACTIVITIES
Net income (loss)	$142	$(176)
Deduct: Income from discontinued operations	—	12
Net income (loss), excluding discontinued operations	142	(188)
Adjustments to reconcile net income (loss), excluding discontinued operations, to net cash provided by operating activities of continuing operations:
Cumulative effect of change in accounting principle, net of tax	—	166
Loss on early extinguishment of debt	—	10
Loss from impairments of cost method unconsolidated subsidiaries	—	57
Net losses on sale/exchange of assets, businesses, and investments in unconsolidated subsidiaries	35	—
Depreciation and amortization	735	642
Amortization of debt premium/discount, interest accretion, and deferred financing fees	19	8
Deferred income taxes	82	(35)
Net equity (earnings) losses from investments in unconsolidated subsidiaries	(27)	44
Provision for uncollectible receivables	137	159
Proceeds received from termination of interest rate swap agreements representing the hedged portion of long-term debt	245	—
Decrease (increase) in accounts receivable	59	(53)
Decrease in inventories	78	43
Decrease in accounts payable	(88)	(210)
Net change in other operating assets and liabilities	(142)	(530)
NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	1,275	113
INVESTING ACTIVITIES
Capital expenditures and other additions	(501)	(1,031)
Net acquisitions of licenses	—	(35)
Distributions and sales of unconsolidated subsidiaries	5	3
Contributions, advances, and purchases of unconsolidated subsidiaries	(2)	(383)
Acquisitions of consolidated businesses, including cash acquired	(5)	230
Issuance of long-term note receivable to unconsolidated subsidiary	—	(100)
NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(503)	(1,316)
FINANCING ACTIVITIES
Repayment of debt due to others	—	(978)
Proceeds from AT&T Wireless Services common stock issued	7	405
Cash received from former parent, AT&T	436	—
Other financing activities, net	(5)	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF CONTINUING OPERATIONS	438	(573)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	8
NET INCREASE (DECREASE) IN CASH AND CASH AND CASH EQUIVALENTS	1,210	(1,768)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,353	3,352
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,563	$1,584